     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 2002

                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                                     ALCATEL
             (Exact name of Registrant as specified in its Charter)

            REPUBLIC OF FRANCE                        NOT APPLICABLE
     (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                Identification No.)

              54, RUE LA BOETIE
                PARIS, FRANCE                                   75008
     (Address of principal executive offices)                 (Zip Code)

                          -----------------------------


                       TELERA, INC. 1998 STOCK OPTION PLAN
                            (Full title of the Plan)

                          -----------------------------

                                                            COPIES TO:
               GEORGE BRUNT, ESQ.                     STANLEY KOMAROFF, ESQ.
               ALCATEL USA, INC.                        PROSKAUER ROSE LLP
                1000 COIT ROAD                             1585 BROADWAY
                PLANO, TX 75075                    NEW YORK, NEW YORK 10036-8299
    (Name and Address of Agent for Service)               (212) 969-3000
                 (972) 519-3000
    (Telephone number, including area code,
          of agent for service)

                          -----------------------------

                         CALCULATION OF REGISTRATION FEE

                                               PROPOSED MAXIMUM       PROPOSED MAXIMUM             AMOUNT
TITLE OF SECURITIES         AMOUNT TO BE        OFFERING PRICE           AGGREGATE                   OF
TO BE REGISTERED(1)          REGISTERED            PER SHARE           OFFERING PRICE         REGISTRATION FEE
-------------------         ------------       ----------------       ----------------        ----------------
Class A Shares, nominal        341,253            $5.300012(2)          $1,808,645(2)             $167.00(2)
value EURO 2 of Alcatel

(1) The Shares being registered hereby may be represented by the Registrant's American Depositary Shares.
(2) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the offering price (per share and in the aggregate) and the registration fee is based on the average exercise price of the options.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the "Note" to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Alcatel, a societe anonyme organized under the laws of France (the "Registrant"), under Commission File No. 1-11130, are incorporated herein by reference and made a part hereof:

(a) Annual Report on Form 20-F for the fiscal year ended December 31, 2001 filed on March 29, 2002;

(b) Reports of Foreign Private Issuer on Form 6-K filed May 3, June 12, July 1, July 3, July 8, July 11 and July 25, 2002;

(c) (i) The description of the Registrant's Class A Shares and the Class A American Depositary Shares contained in the Registration Statement on Form 8-A, as amended, filed by the Registrant with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

         (ii) The Form 8-A incorporates by reference the description of the Class A Shares and the Class A American Depositary Shares under the headings "Description of Share Capital" and "Description of American Depositary Receipts" in the Registrant's Registration Statement on Form F-1 (Registration No. 33-47126), as originally filed by the Registrant with the Commission under the Securities Act of 1933, as amended, on April 10, 1992. Such description is amended and updated by the information set forth under the headings "Description of Our Shares" and "Description of Class A American Depositary Shares" included in the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2001, filed on March 29, 2002.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein. Any statement contained herein or in any document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Pursuant to Rule 437a under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement has been filed without the written consent of Barbier Frinault & Autres, a foreign affiliate of Arthur Andersen LLP and the independent public accountants of the Registrant's financial statements for its fiscal year ended December 31, 2001. Due to recent events involving Arthur Andersen LLP, Barbier Frinault & Autres and Arthur Andersen LLP may not be subject to recovery for liability under Section 11 of the Securities Act.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has provided for the indemnification of its directors and officers with respect to general civil liability which they may incur in connection with their activities on behalf of the Registrant.

         The Registrant maintains insurance, at its own expense, to protect itself and any director, officer, employee or agent of the Registrant or of any other entity affiliated with the Registrant against any civil liability, loss or expense, other than liability arising out of willful misconduct.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

EXHIBIT NO.            DESCRIPTION OF DOCUMENT
-----------            -----------------------

3.1 Statuts (Charter) of the Registrant (English translation) (incorporated by reference to the Registrant's Report of Foreign Private Issuer on Form 6-K filed with the Commission on July 3, 2002.

3.2 Form of Amended and Restated Deposit Agreement dated as of May 22, 2000, among Alcatel, The Bank of New York, as Depositary, and the holders from time to time of the ADRs issued thereunder, including the form of ADR (incorporated by reference to Exhibit A to Post-Effective Amendment No. 1 to the Registrant's registration statement on Form F-6 dated May 22, 2000 (File No. 333-11946)).

5.1 Opinion of Mr. Antoine Courteault regarding validity of the Class A Shares.

23.1 Consent of Mr. Antoine Courteault (included in the opinion filed as Exhibit No. 5.1).

24.1                   Power of Attorney (included on signature page).

ITEM 9.  UNDERTAKINGS.

(a)      The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, the Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on August 8, 2002.


                                        ALCATEL



                                        By: /s/ Jean-Pierre Halbron
                                            ---------------------------
                                            Jean-Pierre Halbron
                                            President




                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Jean-Pierre Halbron and Pascal Durand-Barthez, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on August 8, 2002 by the following persons in the capacities indicated.


         SIGNATURE             TITLE
         ---------             -----

/s/ Serge Tchuruk              Chairman of the Board and Chief Executive Officer
---------------------------    (Principal Executive Officer)
Serge Tchuruk

/s/ Jean-Pascal Beaufret       Chief Financial Officer
---------------------------    (Principal Financial and Accounting Officer)
Jean-Pascal Beaufret

/s/ Daniel Bernard             Director
---------------------------
Daniel Bernard

/s/ Philippe Bissara           Director
---------------------------
Philippe Bissara

/s/ Frank Blount               Director
---------------------------
Frank Blount

/s/ Jozef Cornu                Director
---------------------------
Jozef Cornu

         SIGNATURE             TITLE
         ---------             -----

/s/ Jean-Pierre Halbron        Director
---------------------------
Jean-Pierre Halbron


/s/ David Johnston             Director
---------------------------
David Johnston


/s/ Pierre-Louis Lions         Director
---------------------------
Pierre-Louis Lions


/s/ Thierry de Loppinot        Director
---------------------------
Thierry de Loppinot


/s/ Jean-Marie Messier         Director
---------------------------
Jean-Marie Messier


/s/ Peter Mihatsch             Director
---------------------------
Peter Mihatsch


/s/ Bruno Vaillant             Director
---------------------------
Bruno Vaillant


/s/ Marc Vienot                Director
---------------------------
Marc Vienot


/s/ Helmut Werner              Director
---------------------------
Helmut Werner


/s/ George Brunt, Esq.         Authorized Representative in the United States
---------------------------
George Brunt, Esq.

                                  EXHIBIT INDEX



EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
  5.1 Opinion of Mr. Antoine Courteault regarding validity of the Class A Shares.

 23.1          Consent of Mr. Antoine Courteault (included in Exhibit 5.1).